UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2016

KOPPERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-32737	20-1878963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 227-2001

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01Change in Registrant’s Certifying Accountant

(a)

The Audit Committee of the Board of Directors of Koppers Holdings Inc. (the “Company”) conducted a comprehensive, competitive process to determine the Company’s independent registered public accounting firm for the Company’s 2016 fiscal year.  As a result of this process, effective March 23, 2016, the Audit Committee approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the Company’s 2016 fiscal year and dismissed Ernst & Young LLP (“EY”) from that role.

EY’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2015 and December 31, 2014 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of EY on the effectiveness of internal control over financial reporting as of December 31, 2015 and December 31, 2014 did not contain any adverse opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the report of EY on the effectiveness of internal control over financial reporting as of December 31, 2014 did not include the internal controls of Osmose, Inc. and Osmose Railroad Services, Inc. acquired from Osmose Holdings, Inc. (together “the Osmose Entities”) in the assessment as of December 31, 2014, because the Osmose Entities were acquired by the Company in an acquisition during fiscal 2014 and were not included in management’s report on internal control over financial reporting.

During the fiscal years ended December 31, 2015 and December 31, 2014 and the subsequent interim period through March 23, 2016, there were no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period.

During the fiscal years ended December 31, 2015 and December 31, 2014 and the subsequent interim period through March 23, 2016 there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K except as described below.   The Company disclosed a material weakness in the Company’s internal control over financial reporting in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2014 (the “Third Quarter 2014 10-Q”).  The Company’s management concluded that as of September 30, 2014 the Company’s disclosure controls and procedures were not effective at the reasonable assurance level as the Company did not maintain effective controls solely over the accounting for its income tax provision for interim periods.  This was described in Part I, Item 4 of the Third Quarter 2014 10-Q, which description is incorporated herein by reference.  Management remediated the material weakness prior to filing of the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015.  The Audit Committee has discussed the subject matter of this material weakness with EY and has authorized EY to respond fully to the inquiries of any successor accountant concerning this material weakness.

The Company provided EY with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”).  The Company requested that EY furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein.  A copy of EY’s letter dated March 29, 2016 is attached as Exhibit 16.1 hereto.

(b)

During the fiscal years ended December 31, 2015 and December 31, 2014, and the subsequent interim period through March 23, 2016, neither the Company nor anyone on its behalf has consulted with KPMG regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is filed herewith:

16.1Letter of Ernst & Young LLP dated March 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2016

KOPPERS HOLDINGS INC.

By:	/s/ Michael J. Zugay
Michael J. Zugay
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

16.1	Letter of Ernst & Young LLP dated March 29, 2016.	Filed herewith.